Exhibit 99.1

TESARO ANNOUNCES FIRST-QUARTER 2013 OPERATING RESULTS

•                  Phase 3 Trial of Niraparib in Breast Cancer to be Initiated in the Second Half of 2013

•                  Phase 3 Trial of Niraparib in Ovarian Cancer on Track to Begin Enrolling Mid-2013

•                  Top-Line Results of Rolapitant Phase 3 Program to be Announced in the Second Half of 2013

•                  Fifth Dose Level Achieved in Phase 1/2 Clinical Trial of TSR-011

•                  Net Cash Position Totaled Approximately $199 Million as of March 31, 2013

WALTHAM, MA, April 25, 2013 — TESARO, Inc. (NASDAQ: TSRO), an oncology-focused biopharmaceutical company, today reported financial results for the first quarter of 2013.

“TESARO continues to make significant progress in advancing its oncology portfolio. With the completion of our follow-on public offering of common stock in March, we are very well positioned to support and expand our clinical development initiatives. Today, we are pleased to announce that we intend to initiate a Phase 3 trial of niraparib in patients with breast cancer during the second half of 2013 to complement our ovarian pivotal program,” said Lonnie Moulder, chief executive officer of TESARO. “We look forward to the presentation of the final Phase 1/2 results for niraparib at the upcoming American Society for Clinical Oncology (ASCO) Annual Meeting and data supporting a reduced potential of drug interactions for rolapitant at the Multinational Association of Supportive Care in Cancer (MASCC) symposium.”

Business Highlights

•                  Following a meeting with the U.S. Food and Drug Administration (FDA), planning is now underway for the initiation of a Phase 3 trial of niraparib, an orally active, potent PARP (poly (ADP-ribose) polymerase) inhibitor, in breast cancer patients with germline BRCA mutations.

•                  Clinical site selection is ongoing to support the start of enrollment for a Phase 3 pivotal study of niraparib by mid-year in patients with high grade serous, platinum-sensitive ovarian cancer, including those with germline BRCA mutations.

•                  Enrollment continues in each of three Phase 3 trials of rolapitant for the prevention of chemotherapy induced nausea and vomiting (CINV). This global program is currently being conducted at more than 200 clinical trial sites across 25 countries.

•                  The fifth dosing cohort has been reached in a Phase 1/2 study of TSR-011, an orally available anaplastic lymphoma kinase (ALK) inhibitor.  TESARO plans to evaluate TSR-011 in three parallel cohorts of patients: those with ALK-positive non-small cell lung cancer (NSCLC) who have not been previously treated with an ALK inhibitor, those with ALK-positive NSCLC who have progressed during treatment with an ALK inhibitor, and those patients with other tumor types that express ALK.

•                  A follow-on public offering of 5,428,000 shares of TESARO common stock closed in March and generated aggregate net proceeds of approximately $91.3 million to the Company after underwriting discounts, commissions and other estimated offering expenses.

First-Quarter 2013 Financial Results

•                  TESARO reported a net loss of $18.9 million, or $0.66 per share, for the first quarter of 2013, compared to a net loss of $9.3 million, or $13.59 per share, for the first quarter of 2012.

•                  Research and development expenses increased to $16.5 million for the first quarter of 2013, compared to $8.2 million for the first quarter of 2012, driven primarily by expanded development activities for rolapitant and niraparib and increased clinical costs for TSR-011.

•                  General and administrative expenses increased to $2.4 million for the first quarter of 2013, compared to $1.2 million for the comparable period in the previous year, primarily as a result of increases in both personnel costs and professional fees.

•                  Operating expenses as described above include stock-based compensation expense of $0.8 million for the first quarter of 2013, compared to $0.2 million for the first quarter of 2012.

•                  As of March 31, 2013, TESARO had $198.6 million in cash and cash equivalents, no debt and 32.6 million outstanding shares of common stock.

2013 Corporate Objectives

During 2013, TESARO anticipates achieving the following key objectives:

•                  Announce top-line results for the Phase 3 program evaluating oral rolapitant for the prevention of CINV in the second half of 2013;

•                  Advance the clinical development of rolapitant intravenous (IV) formulation in order to support a future submission for registration concurrent with the approval of the oral formulation;

•                  Begin enrollment of the Phase 3 trial of niraparib as a potential maintenance therapy for ovarian cancer patients by mid-2013;

•                  Initiate a Phase 3 trial of niraparib in breast cancer patients with germline BRCA mutations in the second half of 2013; and

•                  Advance the TSR-011 development program and define a strategy for the next phase of clinical development.

Today’s Conference Call and Webcast

TESARO will host a conference call to discuss the Company’s first-quarter 2013 accomplishments and financial results today at 4:30 p.m. Eastern time. The call can be accessed by dialing (877) 853-5334 (U.S. and Canada) or (970) 315-0307 (international). A live webcast of the conference call can also be accessed by visiting the TESARO website at www.tesarobio.com. A replay of the webcast will be archived on the Company’s website for 30 days following the call.

About TESARO

TESARO is an oncology-focused biopharmaceutical company dedicated to improving the lives of cancer patients by acquiring, developing and commercializing safer and more effective therapeutics. For more information, visit www.tesarobio.com.

Investor/Media Contact:

Jennifer Davis

Sr. Director, Corporate Development & Investor Relations

+1.781.325.1116 or jdavis@tesarobio.com

To the extent that statements contained in this press release are not descriptions of historical facts regarding TESARO, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward looking statements contained in this press release include, among others, statements regarding our expectations regarding our development plans for our product candidates and statements under the heading 2013 Corporate Objectives. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, and other matters that could affect the availability or commercial potential of our drug candidates. TESARO undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see TESARO’s Prospectus filed with the Securities and Exchange Commission on February 25, 2013 and TESARO’s Form 10-K for the year ended December 31, 2012.

TESARO, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2013

Expenses:
Research and development	$8,150	$16,503
General and administrative	1,199	2,400
Total expenses	9,349	18,903

Loss from operations	(9,349)	(18,903)
Interest income	20	34

Net loss	$(9,329)	$(18,869)

Net loss per share applicable to common stockholders - basic and diluted	$(13.59)	$(0.66)

Weighted-average number of common shares used in net loss per share applicable to common stockholders - basic and diluted	687	28,798

TESARO, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	March 31,
	2012	2013

Assets
Current assets:
Cash and cash equivalents	$125,445	$198,644
Other current assets	1,175	889
Total current assets	126,620	199,533

Property and equipment, net	219	490
Other assets	541	533
Total assets	$127,380	$200,556

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$3,170	$2,105
Accrued expenses	8,545	9,501
Other current liabilities	3	13

Total current liabilities	11,718	11,619

Other non-current liabilities	—	13

Commitments and contingencies

Total stockholders’ equity	115,662	188,924
Total liabilities, convertible preferred stock and stockholders’ equity	$127,380	$200,556

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